THE SECURED PROMISSORY NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURED PROMISSORY NOTE, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE MAKER RECEIVES AN OPINON OF COUNSEL FROM THE HOLDER OF THIS SECURED PROMISSORY NOTE REASONABLY SATISFACTORY TO THE MAKER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

SECURED PROMISSORY NOTE

$1,500,000.00 October 14, 2022

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Generation Income Properties, L.P., a Delaware limited partnership (the “Maker”), hereby unconditionally promises to pay to the order of Brown Family Enterprises LLC or its assigns (the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) (the “Loan”), together with all accrued interest thereon, as provided in this Secured Promissory Note (the “Note,” as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms).

1.
DEFINITIONS. Capitalized terms used herein shall have the meanings set forth in this Section l.

“Applicable Rate” means the rate equal to nine percent (9%).

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in the State of Florida are authorized or required by law to close.

“Default” means any of the events specified in Section 6 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6 would, unless cured or waived, become an Event of Default.

“Event of Default” has the meaning set forth in Section 6.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal, or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government.

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“Interest Payment Date” means the last day of each month. “Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) two years after the date of this Note and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Security Agreement” means the Security Agreement, dated as of the date hereof, by and between the Maker and Noteholder, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

2.
FINAL PAYMENT DATE; OPTIONAL PREPAYMENTS.
2.1
Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date.
2.2
Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.
3.
SECURITY AGREEMENT. The Maker's performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement.
4.
INTEREST.
4.1
Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.
4.2
Interest Payment Dates. Interest shall be payable monthly in arrears to the Noteholder on each Interest Payment Date.

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4.3
Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which such Loan is made, and shall not accrue on the Loan on the day on which it is paid.
4.4
Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Maker under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law.
5.
PAYMENT MECHANICS.
5.1
Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM on the date on which such payment is due by cashier's check, certified check, or by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Maker from time to time.
5.2
Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.
5.3
Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.
6.
EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default (an “Event of Default”) hereunder:
6.1
Failure to Pay. The Maker fails to pay (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for five (5) days after written notice to the Maker.
6.2
Bankruptcy.
(a)
the Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

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(b)
there is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 6.2(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;
(c)
there is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) from the entry thereof;
(d)
the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 6.2(a), Section 2(b), or Section 6.2(c) above; or

•
the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.
6.3
Judgments. A judgment or decree greater than $100,000 is entered against the Maker and such judgment or decree has not been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof.
7.
REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers, or remedies under the Security Agreement or applicable law; provided, however that, if an Event of Default described in Section 6.2 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.
8.
MISCELLANEOUS.
8.1
Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:
(a)
If to Maker:

Generation Income Properties, L.P.

401 East Jackson Street, Suite 3300

Tampa, FL 33602

Attn: David Sobelman

Email: ds@gipreit.com

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(b) If to Noteholder:

Brown Family Enterprises LLC

2909 West Bay to Bay Blvd, Suite 500

Tampa, FL 33629

Email: cbrown@harmony.solutions

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by email during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next Business Day).

8.2
Attorneys’ Fees. The Maker shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder's rights under the Note and Security Agreement.
8.3
Governing Law. This Note, the Security Agreement, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the Security Agreement, and the transactions contemplated hereby and thereby, shall be governed by the laws of the State of Florida.
8.4
Submission to Jurisdiction; Venue. The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the Security Agreement may be brought in the courts of the State of Florida or of the United States of America for the Middle District of Florida, Tampa Division, and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred to in Section 8.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
8.5
Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.
8.6
Counterparts; Integration; Effectiveness. This Note, the Security Agreement, and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together

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shall constitute a single contract. This Note and the Security Agreement constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by email or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note or the Security Agreement, as applicable.
8.7
Successors and Assigns. This Note may be assigned, transferred, or negotiated by the Noteholder to any Person, at any time, without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties hereto and their permitted assigns.
8.8
Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
8.9
Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.
8.10
No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
8.11
Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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WITNESS WHEREOF, the Maker has executed this Note as of the first date set forth above.

GENERATION INCOME PROPERTIES, L.P.

By: Generation Income Properties, Inc., a Maryland corporation, its General Partner

By: /s/ David Sobelman

David Sobelman, President

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